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Pogo Producing Company
Supplemental Information (Unaudited)

	Quarter Ended March 31,
	2003	2002
Operating Data
Net Natural Gas Sales (Mcf/day)
North America	215,772	190,947
Thailand	88,978	73,056

Total Natural Gas	304,750	264,003
Gas Price ($/Mcf)
North America	$5.58	$2.80
Thailand	$2.32	$2.32

Average Gas Price	$4.63	$2.67
Net Liquids Production (Bbl/day)
Crude & Condensate
North America	39,992	27,045
Thailand	23,091	16,518

Total Crude & Condensate	63,083	43,563
Plant Products	4,519	3,612

Total Liquids	67,602	47,175
Net Liquids Sales (Bbl/day) *
Crude & Condensate
North America	39,992	27,045
Thailand	20,116	14,666

Total Crude & Condensate	60,108	41,711
Plant Products	4,519	3,612

Total Liquids	64,627	45,323
Average Prices ($/Bbl) *
Crude & Condensate
North America	$32.32	$20.24
Thailand	$31.78	$19.67

Average Crude & Cond. Price	$32.14	$20.04
Plant Products	$22.31	$11.55
*
Sales Volumes & Price Used in Financial Statements

Selected Balance Sheet Data

	3/31/03	12/31/02
	($ in 000's)
Total Assets	$2,585,575	$2,491,593
Long-term Debt *	589,986	724,987
Shareholders' Equity	1,169,333	1,077,784
Working Capital	108,025	137,971
*
Excludes debt discount of $1,998 and $2,084, respectively

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Pogo Producing Company Supplemental Information (Unaudited)